                                   Exhibit G

                 COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

                                 by and between

                COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

                             (the "CEDING COMPANY")

                                      and

           COMMONWEALTH ANNUITY AND LIFE REINSURANCE COMPANY LIMITED acting in respect of its general account

                               (the "REINSURER")

                               Dated May 1, 2013

                               TABLE OF CONTENTS

                                                                                                            Page
  ARTICLE I            DEFINITIONS AND INTERPRETATION                                                          4

     Section 1.1.      Definitions                                                                             4
     Section 1.2.      Interpretation                                                                          9

  ARTICLE II           EFFECTIVE DATE                                                                         10

     Section 2.1.      Effective Date                                                                         10

  ARTICLE III          BUSINESS REINSURED; OTHER REINSURANCE TREATIES; INFORMATION; GUARANTY FUND
                       ASSESSMENTS                                                                            10

     Section 3.1.      Funds Withheld Coinsurance                                                             10
     Section 3.2.      Modified Coinsurance                                                                   10
     Section 3.3.      Initial Settlement                                                                     10
     Section 3.4.      Follow the Fortunes                                                                    11
     Section 3.5.      Information; Audits                                                                    11
     Section 3.6.      Confidential Information                                                               12
     Section 3.7.      Other Reinsurance Treaties                                                             12
     Section 3.8.      Non-Guaranteed Elements                                                                12
     Section 3.9.      Premium Taxes and Guaranty Fund Assessments                                            13
     Section 3.10.     Conversion to Segregated Account                                                       13

  ARTICLE IV           CREDIT FOR REINSURANCE FOR GENERAL ACCOUNT LIABILITIES                                 16

     Section 4.1.      PL General Account Modco Amount                                                        16
     Section 4.2.      Funds Withheld Account                                                                 16
     Section 4.3.      Credit For Reinsurance                                                                 17
     Section 4.4.      Letter of Credit                                                                       17
     Section 4.5.      Trust Agreement                                                                        18
     Section 4.6.      Withdrawals from Credit Trust Account or Draws under Letter of Credit                  19
     Section 4.7.      Priority of Use                                                                        20

  ARTICLE V            PAYMENT AND REINSURANCE ACCOUNTING                                                     20

     Section 5.1.      Adjustments to PL General Account Modco Amount                                         20
     Section 5.2.      Adjustments for Other Reinsurance                                                      20
     Section 5.3.      Adjustments to Funds Withheld Account                                                  21
     Section 5.4.      Separate Accounts                                                                      21


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

                                                                                                            Page

  ARTICLE VI           REPORTS; SETOFF RIGHTS                                                                 21

     Section 6.1.      Periodic Reports                                                                       21
     Section 6.2.      Periodic Settlements                                                                   21
     Section 6.3.      Offsets                                                                                21

  ARTICLE VII          REPRESENTATIONS, WARRANTIES AND COVENANTS                                              22

     Section 7.1.      Representations and Warranties of the Ceding Company                                   22
     Section 7.2.      Representations and Warranties of the Reinsurer                                        22

  ARTICLE VIII         ADMINISTRATION; CHANGES; CREDITING RATES                                               23

     Section 8.1.      Administration and Expense Allowances                                                  23

  ARTICLE IX           TAXES                                                                                  23

     Section 9.1.      Tax Status                                                                             23
     Section 9.2.      Policy Acquisition Expenses                                                            23
     Section 9.3.      Excise Taxes                                                                           24

  ARTICLE X            INSOLVENCY                                                                             24

     Section 10.1.     Insolvency of Ceding Company                                                           24
     Section 10.2.     Insolvency of Reinsurer                                                                25

  ARTICLE XI           ARBITRATION                                                                            25

     Section 11.1.     Agreement to Arbitrate                                                                 25
     Section 11.2.     Initiation of Arbitration                                                              25
     Section 11.3.     Appointment of Arbitration Panel                                                       25
     Section 11.4.     Location of Arbitration                                                                25
     Section 11.5.     Arbitration Award                                                                      26
     Section 11.6.     Waiver of Jury Trial                                                                   26

  ARTICLE XII          OVERSIGHTS, ERRORS AND OMISSIONS                                                       26

  ARTICLE XIII         TERMINATION                                                                            26

     Section 13.1.     Duration                                                                               26
     Section 13.2.     Termination                                                                            26
     Section 13.3.     Settlement Upon Termination                                                            26

  ARTICLE XIV          INDEMNIFICATION                                                                        27

     Section 14.1.     Reinsurer's Obligation to Indemnify                                                    27
     Section 14.2.     Ceding Company's Obligation to Indemnify                                               27


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

                                                                                                            Page


  ARTICLE XV           MISCELLANEOUS                                                                          28

     Section 15.1.     Currency                                                                               28
     Section 15.2.     Notices                                                                                28
     Section 15.3.     Amendments; Waiver                                                                     29
     Section 15.4.     Successors and Assigns; Third Party Beneficiaries                                      29
     Section 15.5.     Duty of Cooperation                                                                    29
     Section 15.6.     Submission to Jurisdiction                                                             29
     Section 15.7.     Governing Law                                                                          29
     Section 15.8.     Entire Agreement                                                                       30
     Section 15.9.     Severability                                                                           30
     Section 15.10.    Counterparts                                                                           30



  INDEX OF SCHEDULES

  Schedule 1.1A - Policy Forms Constituting the AFLIAC Contracts
  Schedule 1.1B - Economic Reserves
  Schedule 1.1C - Description of Separate Accounts

  INDEX OF EXHIBITS

  Exhibit A - Form of Periodic Report

                 COINSURANCE AND MODIFIED COINSURANCE AGREEMENT

              This Coinsurance and Modified Coinsurance Agreement (together with the Schedules and Exhibits hereto, this "AGREEMENT"), dated as of May 1, 2013, is made by and between COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company domiciled in the Commonwealth of Massachusetts (together with its successors and assigns, the "CEDING COMPANY"), COMMONWEALTH ANNUITY AND LIFE REINSURANCE COMPANY LIMITED, a reinsurance company domiciled in Bermuda and registered as a segregated accounts company under the Bermuda Segregated Accounts Companies Act 2000, as amended (the "SAC ACT") ("COMMONWEALTH RE"), acting in respect of its "general account" (as such term is defined in the SAC Act together with its successors and assigns, the "REINSURER").

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

       SECTION 1.1. DEFINITIONS. The following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.

              (a) "AFFILIATE" of any Person means another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise (except as a result of an office or other official position).

              (b) "AFLIAC CONTRACTS" means the variable annuity contracts (including any riders and endorsements) which (i) have been issued on the policy forms listed on SCHEDULE 1.1A on or before the Effective Date, (ii) are issued by the Ceding Company following the Effective Date (x) on the policy forms listed on SCHEDULE 1.1A and (y) pursuant to the underwriting standards, procedures and guidelines in effect as of the Effective Date, with such changes thereto as are consented to by the Reinsurer (such consent not to be unreasonably withheld, delayed or conditioned) or (iii) have been ceded as of the Effective Date, or are ceded following the Effective Date, to the Ceding Company pursuant to the FAFLIC Core Agreement.

              (c) "AFLIAC GENERAL ACCOUNT" means all assets of the Ceding Company or FAFLIC (which assets are subject to transfer to the Ceding Company pursuant to the FAFLIC Core Agreement) supporting the AFLIAC Liabilities, other than assets in Separate Accounts maintained by the Ceding Company or FAFLIC in respect of such AFLIAC Liabilities, as determined in accordance with SAP.

              (d) "AFLIAC GENERAL ACCOUNT RESERVES" means, as of a date, the amount of reserves as of such date corresponding to the AFLIAC Liabilities (other than such liabilities payable out of a Separate Account), such amount as determined by the Ceding Company in accordance with SAP, including (A) AFLIAC Liabilities for policy and contract claims whether known or unknown (other than such liabilities payable out of a Separate Account), (B) post-effective date interest maintenance reserves divided by 65% and (C) amounts left on deposit. For avoidance of doubt, AFLIAC General Account Reserves includes provision under SAP for Guaranteed Minimum Death and Living Benefits. AFLIAC General Account Reserves include the effect of Commissioner's Annuity Reserve Valuation Method SA Expense Allowance.

              (e) "AFLIAC LIABILITIES" means all liabilities and obligations of the Ceding Company based upon or arising out of the express written terms of the AFLIAC Contracts, after deduction for any cessions under the Other Reinsurance Treaties, but excluding any Extra Contractual Obligations (unless assumed by the Ceding Company pursuant to the terms of the FAFLIC Core Agreement).

              (f) "AGREEMENT" shall have the meaning set forth in the recitals.

              (g) "BUSINESS DAY" means a Monday, Tuesday, Wednesday, Thursday, or Friday on which banking institutions in Bermuda or the Commonwealth of Massachusetts are not obligated by applicable law to close.

              (h) "CEDING COMPANY" shall have the meaning set forth in the preamble.

              (i) "CEDING COMPANY INDEMNITEES" shall have the meaning set forth in Section 14.1.

              (j) "CHARGED PREMIUM TAXES AND ASSESSMENTS" shall have the meaning set forth in Section 3.9.

              (k) "CODE" means the Internal Revenue Code of 1986, as from time to time amended.

              (l) "COMMISSION ALLOWANCE" means, as of the Effective Date, an annual amount equal to the Reinsurer's Quota Share of compensation (including both up front and trail commissions) and other servicing and administration fees payable by the Ceding Company with respect to the AFLIAC Contracts or the PL Contracts to or for the benefit of the distributors who marketed or produced the AFLIAC Contracts or the PL Contracts.

              (m) "COMMONWEALTH RE" shall have the meaning set forth in the preamble.

              (n) "CREDIT TRUST ACCOUNT" shall have the meaning set forth in
 Section 4.3.

              (o) "ECONOMIC RESERVES" means an amount calculated in accordance with Schedule 1.1B.

              (p) "EFFECTIVE DATE" means 12:01 a.m. (Eastern Time) on April 1, 2013.

              (q) "EXPENSE ALLOWANCE" means, as of the Effective Date, an annual amount equal to the Reinsurer's Quota Share of $83.00 per AFLIAC Contract and PL Contract. Such amount shall be increased annually on the anniversary of the Effective Date by the lower of

 (A) 3.00% and (B) the percentage corresponding to the increase in the consumer price index for all Urban Consumers (CPI-U), line item, "All Items - Unadjusted 12 mos. ended" published by the U.S. Department of Labor, or such other measure mutually agreed by the parties.

              (r) "EXTRA CONTRACTUAL OBLIGATIONS" means all liabilities, obligations and expenses relating to the AFLIAC Contracts (other than those arising under the express terms and conditions, and within the limits, of the AFLIAC Contracts), whether to contractholders, certificate holders, sponsors, insureds, producers, agents, brokers, Governmental Entities or any other Person, which shall include (A) any liability for damages or claims in excess of applicable policy limits, (B) any liability for statutory or regulatory fines, damages, penalties, forfeitures or similar charges of a penal or disciplinary nature, (C) any payment to the Internal Revenue Service or any other Person resulting from or attributable to any act or omission of the Ceding Company (including errors of product design, language, or administration, or inaccurate or incomplete data maintained in books and records) resulting in non-compliance of any Subject Contract with the requirements of the Code and (D) any liability for punitive, consequential, tort, bad faith, exemplary, special, treble or any other form of extra contractual damages which arises from any act, error or omission, whether or not intentional, in bad faith or otherwise, including any act, error or omission relating to (1) the form, marketing, underwriting, production, issuance, cancellation or administration of the AFLIAC Contracts, (2) the investigation, defense, trial, settlement or handling of claims, benefits, distributions, disbursements or any other payments arising out of or relating to the AFLIAC Contracts or (3) the payment of claims, benefits, distributions, disbursements or any other amounts due or alleged to be due under or in connection with the AFLIAC Contracts.

              (s) "FAFLIC" means First Allmerica Financial Life Insurance
 Company.

              (t) "FAFLIC CORE AGREEMENT" means the Core Coinsurance Agreement dated December 30, 2005 between FAFLIC and the Ceding Company, as may be amended from time to time.

              (u) "FUNDS WITHHELD ACCOUNT" shall have the meaning set forth in
 Section 4.2.

              (v) "FUNDS WITHHELD ASSETS" shall have the meaning set forth in
 Section 4.2.

              (w) "GOVERNMENTAL ENTITIES" shall have the meaning set forth in
 Section 7.1(c).

              (x) "INITIAL FUNDS WITHHELD AMOUNT" shall have the meaning set forth in Section 4.2(a).

              (y) "INITIAL SETTLEMENT AMOUNT" shall have the meaning set forth in Section 3.3(a).

              (z) "LOSS" shall have the meaning set forth in Section 14.1.

                   (aa) "MODCO ASSETS" shall have the meaning set forth in
 Section 4.1(b).

                   (bb) "NON-GUARANTEED ELEMENTS" means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, general account contract rates, loan rates, annuitization purchase rates, policyholder dividends and other policy features that are subject to change, as applicable, under the AFLIAC Contracts or PL Contracts.

                   (cc) "OTHER REINSURANCE TREATIES" means all reinsurance agreements (other than this Agreement) under which any PL Contract or AFLIAC Contract is reinsured for the benefit of the Ceding Company as such reinsurance agreements may be terminated, non-renewed, renewed or replaced in accordance with Section 3.7.

                   (dd) "PERIOD" means a specified period, agreed to by the parties, which shall be no longer than a calendar quarter, commencing on the first day not covered by the last Periodic Report issued up to and including the final day covered in the next Periodic Report. Notwithstanding anything to the contrary, the first Period shall commence on the Effective Date and shall end on June 30, 2013. Unless the parties agree otherwise, each Period thereafter shall be three months from the end of the prior Period.

                   (ee) "PERIODIC REPORT" shall mean the report substantially in the form set forth on EXHIBIT A, with all amounts contained therein calculated in accordance with SAP.

                   (ff) "PERSON" means an individual, corporation, partnership, joint venture, association, limited liability company, trust, unincorporated organization, governmental entity, or other entity.

                   (gg) "PL AGREEMENT" means the Modco Agreement, dated July 3, 2006, between Protective Life Insurance Company (as successor to Chase Insurance Life & Annuity Company) and the Ceding Company (f/k/a Allmerica Financial Life Insurance and Annuity Company), as amended November 20, 2007 and April 1, 2012 and as further amended from time to time.

                   (hh) "PL CONTRACTS" means the variable annuity contracts, the liabilities and obligations under which were assumed on a coinsurance or modified coinsurance basis by the Ceding Company pursuant to the PL Agreement.

                   (ii) "PL GENERAL ACCOUNT" means with respect to the PL Contracts, all assets supporting the PL Liabilities assumed under the PL Agreement other than assets held by the Ceding Company in Separate Accounts maintained by the Ceding Company or the issuer of the PL contracts in respect of such PL Contracts, as determined in accordance with SAP.

                   (jj) "PL GENERAL ACCOUNT MODCO AMOUNT" means, as of any date of determination, an amount equal to the PL General Account Reserves as of such date.

                   (kk) "PL GENERAL ACCOUNT RESERVES" means, as of a date, the amount of reserves as of such date corresponding to the PL Liabilities (other than such liabilities payable out of a Separate Account), such amount as determined by the Ceding Company in accordance with SAP, including (A) PL Liabilities for policy and contract claims whether known or unknown (other than such liabilities payable out of a Separate Account), (B) post-effective date interest maintenance reserves divided by 65% and (C) amounts left on deposit. For avoidance of doubt, PL General Account Reserves includes provision under SAP for Guaranteed Minimum Death and Living Benefits. PL General Account Reserves include the effect of Commissioner's Annuity Reserve Valuation Method SA Expense Allowance.

                   (ll) "PL LIABILITIES" means all liabilities and obligations of the Ceding Company based upon or arising out of the express written terms of the PL Contracts assumed by the Ceding Company pursuant to the terms of the PL Agreement, after deduction for any cessions under the Other Reinsurance Treaties.

                   (mm) "QUALIFIED UNITED STATES FINANCIAL INSTITUTION" shall have the meaning set forth in Massachusetts Insurance Code Section 175:20A(3) or any applicable successor provision.

                   (nn) "QUOTA SHARE" means 100%.

                   (oo) "REINSURANCE PREMIUM" means the Reinsurer's Quota Share of contractholder premiums and considerations received under the AFLIAC Contracts and PL Contracts net of (1) premiums incurred through Other Reinsurance Treaties and (2) a collection fee equals to 0.15% of premiums incurred through Other Reinsurance Treaties.

                   (pp) "REINSURER" shall have the meaning set forth in the preamble.

                   (qq) "REINSURER INDEMNITEES" shall have the meaning set forth in Section 14.2.

                   (rr) "REQUIRED TRUST AMOUNT" shall have the meaning set forth in Section 4.5(d).

                   (ss) "SAC ACT" shall have the meaning set forth in the preamble.

                   (tt) "SAP" means, with respect to the Ceding Company, the statutory accounting principles and practices prescribed or permitted by the domiciliary state of the Ceding Company at the time of determination, applied in a manner consistent with the historical reporting of the Ceding Company (modified to the extent required by any changes in applicable law or statutory accounting principles).

                   (uu) "SEGREGATED ACCOUNT" shall have the meaning set forth in
 Section 3.10.

                   (vv) "SEPARATE ACCOUNTS" means the registered and unregistered separate accounts maintained with respect to the AFLIAC Contracts and the PL Contracts by the Ceding

 Company, FAFLIC, Zurich American Life Insurance Company or the applicable issuer of such AFLIAC Contract or PL Contract as identified in SCHEDULE 1.1C.

                   (ww) "SEPARATE ACCOUNT FEE INCOME" means the Reinsurer's Quota Share of amounts paid to the AFLIAC General Account or the PL General Account, as applicable, by the Separate Accounts for fees and expenses under the AFLIAC Contracts or PL Contracts, as applicable, including but not limited to mortality and expense charges, administrative fees, revenue sharing fees, 12b-1 fees and other fees due and payable thereunder.

                   (xx) "SEPARATE ACCOUNT NET CONTRACTHOLDER TRANSFERS" means, in respect of a specified period, the Reinsurer's Quota Share of (i) the aggregate account value transferred from the Separate Accounts to either the AFLIAC General Account or PL General Account, as applicable, MINUS (ii) the aggregate account value transferred from the AFLIAC General Account or PL General Account, as applicable, to the Separate Accounts. For avoidance of doubt, Separate Account Net Contractholder Transfers excludes changes in Commissioner's Annuity Reserve Valuation Method expense allowances and Separate Account Fee Income.

                   (yy) "SETTLEMENT AMOUNT" shall have the meaning set forth in the Form of Periodic Report.

                   (zz) "SETTLEMENT DATE" means a date within ten Business Days following transmittal of a Periodic Report.

                   (aaa) "TRUST AGREEMENT" means the Trust Agreement dated as of April 17, 2013 by and among the Reinsurer, as grantor, the Ceding Company, as beneficiary, and The Bank of New York Mellon, as trustee.

          SECTION 1.2. INTERPRETATION.

              (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article or Section of, Exhibit or a Schedule to, this Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless expressly stated otherwise herein. The use of the word "or" shall not be exclusive unless expressly stated otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including successor statutes. References to a Person are also to its successors and permitted assigns.

              (b) The parties have participated jointly in the negotiation and drafting of this Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE II
                                EFFECTIVE DATE

       SECTION 2.1. EFFECTIVE DATE. This Agreement shall become effective as of the Effective Date and shall remain in force unless modified by mutual agreement or terminated as provided for in Article XIII hereof.

                                  ARTICLE III
   BUSINESS REINSURED; OTHER REINSURANCE TREATIES; INFORMATION; GUARANTY FUND
                                  ASSESSMENTS

       SECTION 3.1. FUNDS WITHHELD COINSURANCE. As of the Effective Date, the Ceding Company hereby agrees to cede on a funds withheld coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all AFLIAC Liabilities giving rise to the AFLIAC General Account Reserves under the AFLIAC Contracts.

          SECTION 3.2. MODIFIED COINSURANCE.

              (a) SEPARATE ACCOUNT LIABILITIES UNDER AFLIAC CONTRACTS. As of the Effective Date, the Ceding Company hereby agrees to cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all AFLIAC Liabilities payable out of the Separate Accounts with respect to the AFLIAC Contracts but excluding any AFLIAC Liabilities giving rise to AFLIAC General Account Reserves under the AFLIAC Contracts.

              (b) PL MODCO LIABILITIES. As of the Effective Date, the Ceding Company hereby agrees to cede on a modified coinsurance basis to the Reinsurer, and the Reinsurer hereby accepts and agrees to reinsure and indemnify the Ceding Company for, the Quota Share of all PL Liabilities under the PL Contracts.

          SECTION 3.3. INITIAL SETTLEMENT.

              (a) As consideration for the cessions contemplated hereunder, on the date hereof, the Ceding Company or the Reinsurer, as applicable, shall pay in cash by wire transfer of immediately available funds to the other party the Initial Settlement Amount. The "Initial Settlement Amount" is an amount equal to (i) a ceding allowance with respect to the AFLIAC Contracts equal to $(32,581,437.93), MINUS (ii) a ceding allowance with respect to the PL Contracts equal to $90,989,737.71, PLUS (iii) $(49,869,574.76). If the Initial Settlement Amount
  is a positive number it shall be payable by the Reinsurer, and if it is a negative number, it shall be payable by the Ceding Company.

              (b) In consideration for the reinsurance contemplated hereunder, on the date hereof, the Ceding Company shall transfer to the Reinsurer the Initial Funds Withheld Amount, but shall withhold payment to the Reinsurer of, and shall immediately establish a payable to the Reinsurer for, the Initial Funds Withheld Amount, and concurrently the Reinsurer shall establish a receivable from the Ceding Company for the Initial Funds Withheld Amount.

       SECTION 3.4. FOLLOW THE FORTUNES. The Reinsurer's liability under this Agreement shall commence on the Effective Date, and all reinsurance with respect to which the Reinsurer shall be liable by virtue of this Agreement shall be subject in all respects to the same risks, terms, rates, conditions, interpretations, assessments, waivers, proportion of premiums paid to, and reinsurance recoveries benefiting, the Ceding Company, the true intent of this Agreement being that the Reinsurer shall follow the fortunes of the Ceding Company with respect to the AFLIAC Liabilities and PL Liabilities, and the Reinsurer shall be bound, without limitation, by all payments and settlements that constitute AFLIAC Liabilities and PL Liabilities entered into by the Ceding Company as the administrator of the AFLIAC Contracts and the PL Contracts on and after the Effective Date.

          SECTION 3.5. INFORMATION; AUDITS.

              (a) The Ceding Company shall provide to the Reinsurer all material information available to it relating to the AFLIAC Liabilities and PL Liabilities and, the Reinsurer agrees to keep such information confidential in accordance with Section 3.5 hereof. Notwithstanding the foregoing, the Ceding Company shall not be required to share any information with the Reinsurer to the extent that (x) the Ceding Company is subject to a confidentiality agreement with respect to such information, or (y) the Ceding Company is prohibited from sharing such information with the Reinsurer pursuant to any applicable law relating to the privacy of non-public personal information or otherwise. Failure to provide any such information, or include any claim, policy form or other information relating to the Reinsured Liabilities, shall not affect the reinsurance coverage provided for by this Agreement. The Reinsurer shall be responsible for any out-of-pocket costs, expenses and payments (including, without limitation, any fees required in seeking a waiver of confidentiality) in connection with obtaining and providing any such material information or seeking a waiver of any confidentiality pursuant to this Section 3.5(a).

              (b) The Reinsurer, or its duly authorized legal, accounting, and actuarial representatives, shall have access, at reasonable times and upon reasonable notice during the term of this Agreement, to books and records maintained by the Ceding Company which pertain to the reinsurance provided under this Agreement and the employees, accountants and other relevant advisors of the Ceding Company. The Reinsurer shall bear its own expenses in connection with such access and shall promptly reimburse the Ceding Company for any out-of- pocket expenses incurred by the Ceding Company in connection with such access by the Reinsurer and its representatives.

       SECTION 3.6. CONFIDENTIAL INFORMATION. Each of the Ceding Company and the Reinsurer hereby agree to hold confidential and not disclose any client or proprietary information (each as described in the succeeding paragraph) of the other party, except as set forth in this Agreement, unless otherwise agreed to in writing. The foregoing limitation shall not apply to proprietary information to the extent such proprietary information otherwise becomes publicly available, or the disclosure (i) has been mandated by law, or (ii) is duly required by external auditors.

              Client information includes medical, financial and other personal information about proposed, current and former policyowners, insureds, applicants, and beneficiaries of AFLIAC Contracts or PL Contracts. Proprietary information includes but is not limited to underwriting manuals and guidelines, applications and contract forms and premium rates and allowances of the Reinsurer and the Ceding Company. In addition, the Ceding Company and the Reinsurer will comply with relevant privacy legislation. Notwithstanding any provision herein to the contrary, the confidentiality provisions of this Agreement shall survive the termination hereof.

              Notwithstanding any other provision of this agreement to the contrary, information concerning the PL Contracts shall be subject to, and disclosure thereof to the Reinsurer shall be restricted by, the provisions concerning confidentiality set forth in the PL Agreement. Notwithstanding any other provision of this agreement or the PL Agreement to the contrary, each of the parties hereto may disclose to any person the tax structure and tax treatment of this Agreement.

       SECTION 3.7. OTHER REINSURANCE TREATIES.

              (a) The collectability of reinsurance under the Other Reinsurance Treaties with respect to the AFLIAC Contracts and the PL Contracts from reinsurers of the Ceding Company shall be at the risk of and for the account of the Ceding Company.

              (b) The Ceding Company shall not terminate, recapture or non-renew any Other Reinsurance Treaty without the Reinsurer's prior consent, not to be unreasonably withheld conditioned or delayed; PROVIDED, that the Ceding Company may terminate, recapture or non- renew any Other Reinsurance Treaty without the consent of the Reinsurer if, in the reasonable determination of the Ceding Company, such termination, recapture or non-renewal results from (i) an increase in the rates payable under such Other Reinsurance Treaty, or (ii) a material deterioration in the creditworthiness of the reinsurer under such Other Reinsurance Treaty. From and after the date of any such termination, recapture or non-renewal, which the Ceding Company shall promptly notify to the Reinsurer, the Reinsurer shall be liable for, and receive the benefits relating to, the Quota Share of increases to the Reinsured Liabilities related to such termination, recapture or non-renewal.

          SECTION 3.8. NON-GUARANTEED ELEMENTS.

              (a) The Reinsurer will be liable for its Quota Share of all Non-Guaranteed Elements.

              (b) The Ceding Company shall determine Non-Guaranteed Elements under this Agreement only in a manner consistent with the Ceding Company's documented procedures in effect on the Effective Time or, in the absence of such documented procedures, in a manner consistent with the historical practices employed by the Ceding Company in establishing Non- Guaranteed Elements. In either case, the Ceding Company agrees to take into account the recommendations of the Reinsurer in connection with its determination of Non-Guaranteed Elements (whether in response to a change proposed by the Ceding Company or at the initiative of the Reinsurer) with respect thereto.

       SECTION 3.9. PREMIUM TAXES AND GUARANTY FUND ASSESSMENTS. The Ceding Company will pay (or will cause to be paid) all premium taxes (or other taxes imposed in lieu thereof) ("PREMIUM TAXES") and guaranty fund assessments ("ASSESSMENTS") (whether incurred prior to, on or after the Effective Date) related to the AFLIAC Contracts and the PL Contracts to the extent payable by the Ceding Company under the PL Agreement. The Reinsurer shall reimburse the Ceding Company for the Quota Share of any and all Premium Taxes and Assessments other than fees characterized as "Class A " or "administrative" fees ("CHARGED PREMIUM TAXES AND ASSESSMENTS") incurred by the Ceding Company on premiums received by the Ceding Company on or after the Effective Date on the AFLIAC Contracts to the extent allocated to the AFLIAC General Account or on the PL Contracts to the extent allocated to the PL General Account and payable by the Ceding Company under the PL Agreement. The Ceding Company shall include the amount of such Premium Taxes and Assessments for which it seeks reimbursement following the end of each Period on the Periodic Report for such Period. The Ceding Company shall also deliver to the Reinsurer Premium Taxes and Assessments information reasonably necessary for the Reinsurer to evaluate the correctness of the calculation thereof. The Reinsurer shall pay to the Ceding Company the amount of Premium Taxes and Assessments due as part of the periodic settlement. The Ceding Company shall notify the Reinsurer as soon as possible upon the commencement of an audit or other proceeding that may give rise to a reimbursement obligation under this Section 3.9. The Ceding Company shall not settle or compromise a claim that may give rise to a reimbursement obligation under this Section 3.9 without the Reinsurer's consent. To the extent that the Ceding Company shall obtain a refund or receive credit or any other benefit in respect of all or any part of any Charged Premium Taxes and Assessments that were the subject of reimbursement pursuant to this Section 3.9, Company shall promptly pay to the Reinsurer the amount of such refund, credit or other benefit.

       SECTION 3.10. CONVERSION TO SEGREGATED ACCOUNT.

              (a) Reinsurer is a segregated accounts company registered under the SAC Act and may by written notice to the Ceding Company assign and novate its rights, duties and obligations under this Agreement to Commonwealth Re acting in respect of a segregated account (the "SEGREGATED ACCOUNT") upon the terms and conditions set forth below. Such notice shall include the date as of which the Reinsurer's rights duties and obligations under this Agreement are to be assigned or novated to the Segregated Account and a certification that the conditions set forth below have been satisfied.

              (b) If and when the rights, duties and obligations of Reinsurer under this Agreement are assigned and novated to the Segregated Account, then the following provisions shall apply:

              (i) The term "Reinsurer" shall mean the Segregated Account; and

              (ii) The term "Commonwealth Re" shall refer to Commonwealth Annuity and Life Reinsurance Company Limited acting in respect of its "general account" (as such term is defined by the SAC Act).

              (iii) Commonwealth Re shall contribute to the Segregated Account a mutually agreed amount of capital.

              (iv) This Agreement shall be treated as an insurance contract for the purposes of the Insurance Act 1978 of Bermuda.

              (v) The Segregated Account shall be maintained pursuant to the SAC Act and this Agreement and Commonwealth Re shall allocate and direct to the Segregated Account such assets and property whatsoever and howsoever arising related to this Agreement with the effect that such assets and property should be legally segregated for the benefit of the Ceding Company from (A) the assets and property of Commonwealth Re acting in respect of its "general account", and (B) the assets and property of any other segregated account of Commonwealth Re.

              (vi) This Agreement confers no voting rights on the Ceding Company relative to either the affairs of the Segregated Account, the affairs of any segregated account of Commonwealth Re or of the general account of Commonwealth Re.

              (vii) The assets of the Segregated Account arising out of or in respect of the terms of this Agreement shall at all times be linked to the Segregated Account and shall be kept segregated within the meaning of the SAC Act and separate and distinct from all other funds and assets of Commonwealth Re (except where all relevant parties, including the Segregated Account, may expressly agree otherwise, and in accordance with the provisions of section 17A of the SAC Act), and are not chargeable with, and shall not be reduced by, any liability arising from any other business of Commonwealth Re, including, without limitation, any liability arising under the general account or any other segregated account of Commonwealth Re.

              (viii) All rights and interests in assets and property linked to the Segregated Account shall be determined in accordance with this Agreement and the terms of the SAC Act.

              (ix) Pursuant to the terms of this Agreement, all premiums, retro-premium and other receipts arising from this Agreement will be linked to the Segregated Account. In addition, any reinsurance recoveries arising from retrocessional reinsurance agreements ceding all or any portion of the risks assumed hereunder shall be linked to the Segregated Account.

              (x) All payments of claims made by the Segregated Account under this Agreement shall be paid only out of funds or other assets linked to the Segregated Account.

              (xi) Commonwealth Re may terminate the Segregated Account at any time after the Reinsurer ceases to have any obligation or liability to the Reinsured hereunder.

              (xii) The Ceding Company acknowledges and recognizes the applicability, validity and enforceability of the SAC Act and the terms contained therein and in particular that the Segregated Account's liability and obligations under this Agreement are limited to the assets linked to the Segregated Account. Notwithstanding anything to the contrary contained herein, the Segregated Account agrees and acknowledges that there shall only be recourse to the assets linked to the Segregated Account, the Funds Withheld Assets, the Letter of Credit or the assets in the Credit Trust Account (except where all relevant parties, including the Segregated Account, may expressly agree otherwise, and in accordance with the provisions of section 17A of the SAC Act) and in the event of the exhaustion of the assets linked to the Segregated Account, the Funds Withheld Assets, the Letter of Credit and the assets in the Trust Account, there shall be no recourse by any party to the assets which are linked to any other segregated account (as that term is defined in the SAC Act) established by Commonwealth Re or to the general account of Commonwealth Re and that there is no obligation whatsoever for Commonwealth Re to use any of its property or assets, other than the assets linked to the Segregated Account, the Funds Withheld Assets, the Letter of Credit or the assets in the Trust Account, to satisfy any claim in the event of the exhaustion of the assets linked to the Segregated Account, the Funds Withheld Assets, the Letter of Credit or the assets in the Trust Account.

              (xiii) For as long as the Segregated Account has outstanding obligations due under this Agreement, Commonwealth Re shall not, and shall not cause or permit the Segregated Account to, pay or distribute assets of the Segregated Account other than a payment or distribution (A) made to or for the benefit of the Ceding Company under the terms of this Agreement, (B) made with the express written consent of the Ceding Company (which consent may be withheld for any reason), (C) to pay all claims against and expenses, fees and taxes of the Segregated Account incurred in connection with or under (including without limitation entering into, making or establishing as the case may be) this Agreement or any purchase or investment by the Segregated Account expressly contemplated by this Agreement or any subscription agreement, shareholders agreement, participation agreement or other similar agreement linked to the Segregated Account, or (D) which is a Qualifying Distribution. A "Qualifying Distribution" is a distribution or payment of assets from the Segregated Account to Commonwealth Re (or another segregated account of Commonwealth Re) in an amount equal to or less than the excess, if any, of (A) the surplus in the Segregated Account determined in accordance with SAP over (B) 200% of the Segregated Account's NAIC U.S. Authorized Control Level Risk-

       Based Capital in respect of the applicable calendar year; provided that
       (x) the Reinsurer is not in breach of any of its obligations under this Agreement at the time such distribution or payment is made and (y) making such payment or distribution will not result in a breach by the Reinsurer of any of its obligations under this Agreement or in a violation by the Reinsurer of applicable law.

              (xiv) The Segregated Account, either individually or on behalf, and for the benefit, of the Segregated Account, shall not at any time, without the prior written approval of the Ceding Company (such consent not to be unreasonably withheld) or unless expressly permitted by this
       Agreement: (A) enter into any agreements or contracts with respect to the Segregated Account other than this Agreement or (B) amend, rescind, terminate or waive any rights under, or consent to the assignment of this Agreement.

              (xv) In the event of the insolvency, liquidation or rehabilitation of the Commonwealth Re or the Segregated Account, the Ceding Company may provide the Segregated Account, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to terminate all reinsurance in force under this Agreement, regardless of the duration the reinsurance has been in force. The effective date of a termination due to the insolvency, liquidation or rehabilitation of the Commonwealth Re or the Segregated Account is at the election of the Ceding Company.

              (xvi) Notwithstanding Section 15.7, matters concerning the establishment and validity of the Segregated Account shall be governed and construed in accordance with the laws of Bermuda.

                                   ARTICLE IV
             CREDIT FOR REINSURANCE FOR GENERAL ACCOUNT LIABILITIES

       SECTION 4.1. PL GENERAL ACCOUNT MODCO AMOUNT. The PL General Account Modco Amount shall increase or decrease at the end of each Period equal to the movement in the PL General Account Reserves as reflected on the periodic settlement, as provided in Section 5.2. The assets constituting the PL General Account Modco Amount (the "MODCO ASSETS") shall be valued according to their SAP carrying value.

       SECTION 4.2. FUNDS WITHHELD ACCOUNT.

              (a) On the date hereof, the Ceding Company will establish a funds withheld coinsurance account (the "FUNDS WITHHELD ACCOUNT") consisting of the appropriate pro rata share of general account assets of the Ceding Company (excluding any assets held in trust by or on behalf of the Ceding Company, as grantor, for the benefit of any other person, as beneficiary, with an aggregate SAP carrying value equal to $867,367,822.64 (the "INITIAL FUNDS WITHHELD AMOUNT"). The Funds Withheld Account will be maintained and controlled by the Ceding Company.

              (b) The Initial Funds Withheld Amount shall increase or decrease at the end of each Period by the Ceding Company in its sole discretion and reflected on the periodic settlement, as provided in Section 5.3. The assets constituting the Funds Withheld Account (the "FUNDS WITHHELD ASSETS") shall be valued according to their SAP carrying value. The Funds Withheld Account shall remain in effect for as long as the Reinsurer has outstanding obligations due under this Agreement or until terminated by mutual agreement. The Funds Withheld Assets shall be unencumbered and shall be subject to withdrawal solely by and under the exclusive control of the Ceding Company.

              (c) The Funds Withheld Amount, as of any date, shall be no more than the AFLIAC General Account Reserves.

       SECTION 4.3. CREDIT FOR REINSURANCE.

              (a) In order to provide the Ceding Company with financial statement credit for the reinsurance of the AFLIAC General Account Reserves ceded hereunder on its statutory financial statement filed in its state of domicile and all other states where the Ceding Company must file statutory statements, and to the extent there is a need to maintain financial statement credit in excess of that provided by the Funds Withheld Account, the Reinsurer shall with the Ceding Company's approval create, as grantor, for the exclusive benefit of the Ceding Company, an account (the "CREDIT TRUST ACCOUNT") with a trustee that is a Qualified United States Financial Institution, naming the Ceding Company as sole beneficiary thereof; PROVIDED, HOWEVER, that the Reinsurer may instead have in place for the exclusive benefit of the Ceding Company, a clean, irrevocable, unconditional and evergreen Letter of Credit (the "LETTER OF CREDIT") with term of at least one year, issued or confirmed by a Qualified United States Financial Institution to provide the Ceding Company with financial statement credit for the reinsurance of the AFLIAC General Account Reserves that are in excess of the Economic Reserves. In such case, the Reinsurer shall ensure that the Credit Trust Account and/or Letter of Credit, as applicable, are maintained in force while there remain AFLIAC General Account Reserves ceded under this Agreement. The Ceding Company agrees to grant or deny its approval under this Section 4.3(a) within 30 days after receiving a request by the Reinsurer.

              (b) The parties acknowledge and agree that, on the date hereof, the Reinsurer will establish a Credit Trust Account under the Trust Agreement consisting of Authorized Investments with a fair market value equal to $49,869,574.76.

       SECTION 4.4. LETTER OF CREDIT. If the Reinsurer elects to provide the Ceding Company a Letter of Credit pursuant to Section 4.3, the Ceding Company and the Reinsurer agree as follows:

              (a) The Letter of Credit will provide for automatic extension of the Letter of Credit without amendment for one year from the date of expiration of said letter or any future expiration date unless 30 days prior to any expiration the issuing bank shall notify the Ceding Company by registered mail or courier service that the issuing bank elects not to consider the Letter of Credit renewed for any additional period.

              (b) The Letter of Credit may be drawn upon by the Ceding Company at any time notwithstanding any other provision of this Agreement.

              (c) If a Periodic Report prepared in accordance with Section 6.1(a) reflects that the aggregate financial statement credit provided by the Funds Withheld Account, Credit Trust Account and Letter of Credit as of the report date is not sufficient to provide the Ceding Company with full financial statement credit for the reinsurance of the AFLIAC General Account Reserves hereunder and such shortfall is not attributable to Economic Reserves, the Reinsurer shall, within 30 days after receipt of notice of such shortfall, secure delivery to the Ceding Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference or, at its option, comply with Section 4.5(d)(i). If the Periodic Report reflects, however, that the sum of the AFLIAC General Account Reserves is less than such aggregate financial statement credit as of the report date or the aggregate value of the Funds Withheld Amount, the Credit Trust Account and the Letter of Credit is more than required by applicable law to provide the Ceding Company with financial statement credit for the reinsurance of the AFLIAC General Account Reserves hereunder, the Ceding Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit or the Reinsurer may instead utilize the provisions of Section 4.5(d)(ii). For clarity, it is the intent of the parties that the Letter of Credit be used to provide financial statement credit for the reinsurance of AFLIAC General Account Reserves that are in excess of the Economic Reserves only. Any other financial statement credit shall be provided through Funds Withheld Assets or Authorized Investments in the Credit Trust Account.

       SECTION 4.5. TRUST AGREEMENT. If the Reinsurer elects to provide the Ceding Company a Credit Trust Account pursuant to Section 4.3, the Ceding Company and the Reinsurer agree as follows:

              (a) The Reinsurer shall deposit in the Credit Trust Account, Authorized Investments (as defined below) with a then current fair market value equal to the AFLIAC General Account Reserves in excess of the amount of credit provided by the Funds Withheld Account and the Letter of Credit, if any, and the trustee shall hold assets in the Credit Trust Account for the benefit of the Ceding Company pursuant to the terms of the Trust Agreement. The Credit Trust Account shall be established and maintained in compliance with all requirements of M.G.L. c. 175 or any successor provision and all other applicable laws governing the Ceding Company's right to take financial statement credit for the reinsurance under this agreement, including, without limitation, 211 CMR 130.09 and 130.10 of the Code of Massachusetts Regulations for the Commonwealth of Massachusetts.

              (b) The assets deposited in the Credit Trust Account shall be valued according to their fair market value as of the date as of which such assets are required to be valued under Section 4.5(d) and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender) and investments of the types both permitted by M.G.L. c. 175 ("AUTHORIZED INVESTMENTS").

              (c) Prior to depositing assets in the Trust Account, the Reinsurer shall execute assignments or endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may whenever necessary negotiate these assets without consent or signature from the assuming insurer or any other entity.

              (d) The Reinsurer shall maintain Authorized Investments in the Credit Trust Account with an aggregate fair market value in the amount required in order for the Ceding Company to receive full financial statement credit for the reinsurance of the AFLIAC General Account Reserves hereunder less the aggregate financial statement credit provided by the Funds Withheld Account and Letter of Credit (the "REQUIRED TRUST AMOUNT"). The amount of security provided by the Reinsurer shall be adjusted following the end of each Period in accordance with the related Periodic Report provided by the Ceding Company to the Reinsurer in accordance with Section 6.1(a).

              (i) If the aggregate fair market value of the Authorized Investments held in the Credit Trust Account at the end of any Period is less than the Required Trust Amount, the Reinsurer shall, no later than 10 days following the delivery of the related Periodic Report, transfer additional Authorized Investments to the Credit Trust Account so that the aggregate fair market value of Authorized Investments held in the Credit Trust Account is not less than the Required Trust Amount.

              (ii) If the aggregate fair market value of the Authorized Investments in the Credit Trust Account exceeds 102% of the Required Trust Amount, calculated based on the most recent Periodic Report, then the Reinsurer shall have the right to seek approval (which shall not be unreasonably or arbitrarily withheld) from the Ceding Company to withdraw from the Credit Trust Account all or any part of such excess.

       SECTION 4.6. WITHDRAWALS FROM CREDIT TRUST ACCOUNT OR DRAWS UNDER LETTER OF CREDIT.

              (a) The Reinsurer and the Ceding Company agree that the Ceding Company may withdraw assets in the Credit Trust Account or draw on the Letter of Credit at any time notwithstanding any other provision of this Agreement. Such withdrawals or draws shall be used by the Ceding Company, or any successor in interest of the Ceding Company (which successor includes a court appointed domiciliary receiver of the Ceding Company, including any conservator, rehabilitator or liquidator), for the following reasons only:

              (i) to pay or reimburse the Ceding Company for the Reinsurer's share of premiums returned, but not yet recovered from the Reinsurer, to the owners of the AFLIAC Contracts on account of cancellation of such contracts;

              (ii) to pay or reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits or losses paid by the Ceding Company, but not yet recovered from the Reinsurer, under the terms and provisions of the AFLIAC Contracts;

              (iii) to pay or reimburse the Ceding Company for any other amounts necessary to secure the credit or reduction from liability for reinsurance taken by the Ceding Company relating to the AFLIAC Contracts;

              (iv) where the Ceding Company has received notification of termination of the Credit Trust Account or non-renewal of the Letter of Credit and where the Reinsurer's obligations with respect to the AFLIAC Contracts remain unliquidated and undischarged 10 days prior to the termination date, to withdraw or draw amounts equal to the Reinsurer's share of liabilities with respect to the AFLIAC Contracts, to the extent that the liabilities with respect to the AFLIAC Contracts have not yet been funded by the Reinsurer, and deposit those amounts in a separate account, in the name of the Ceding Company in any Qualified United States Financial Institution apart from its general assets, in trust for the uses and purposes specified in Sections 4.6(a)(i) and (ii) as may remain executory after withdrawal and for any period after the termination date;

              (v) to make payment to the Reinsurer of amounts held in the Credit Trust Account in excess of the amount necessary to secure the credit or reduction from liability for the AFLIAC Contracts; and

              (vi) to pay or reimburse the Ceding Company for the Reinsurer's share of any other amounts the Ceding Company claims are due under this Agreement.

              (b) In the event the amount withdrawn by the Ceding Company from the Credit Trust Account or drawn by the Ceding Company under the Letter of Credit exceeds the actual amount required under the immediately foregoing clauses (i), (ii), (iii) and (iv), or in the case of (vi) above any amounts which are subsequently determined not to be due, the Ceding Company shall promptly return to the Reinsurer the excess amounts so withdrawn or drawn and, until such excess amounts are returned to the Reinsurer, such amounts, together with interest thereon, shall be held by the Ceding Company for the benefit of the Reinsurer and the Reinsurer shall be entitled to all rights, title and interest in said amounts. The interest rate applicable to such amounts will be at a rate equal to the prime rate of interest as stated in the Federal Reserve Statistical Release H.15. Interest will be earned from the date the amount is withdrawn or drawn until that amount is repaid. All the foregoing shall be applied without diminution because of insolvency on the part of the Ceding Company or the Reinsurer.

       SECTION 4.7. PRIORITY OF USE. The parties agree that if an amount is properly subject to withdrawal by the Ceding Company from the Funds Withheld Account and by withdrawal from the Credit Trust Account or draw under the Letter of Credit, such amount shall first be withdrawn from the Funds Withheld Account and upon, and only upon, exhaustion thereof, withdrawn from the Credit Trust Account or drawn under the Letter of Credit.

                                   ARTICLE V
                       PAYMENT AND REINSURANCE ACCOUNTING

       SECTION 5.1. ADJUSTMENTS TO PL GENERAL ACCOUNT MODCO AMOUNT. The Ceding Company shall adjust the PL General Account Modco Amount on a periodic basis, no less frequently than quarterly, as reflected in the Periodic Report delivered pursuant to Section 6.1.

       SECTION 5.2. ADJUSTMENTS FOR OTHER REINSURANCE. Premium paid or payable by Ceding Company on any Other Reinsurance Treaties in respect of AFLIAC Contracts or PL

 Contracts shall reduce the amount of Reinsurance Premium that would otherwise be reflected as an increase to the "Settlement Amount" reflected on Exhibit A, and any benefits or allowances received or receivable under Other Reinsurance Treaties in respect of AFLIAC Contracts or PL Contracts shall reduce benefits that would otherwise be reflected as a decrease to the "Settlement Amount" reflected on Exhibit A.

       SECTION 5.3. ADJUSTMENTS TO FUNDS WITHHELD ACCOUNT. The Ceding Company shall adjust the Funds Withheld Account on a periodic basis, no less frequently than quarterly, as reflected in the Periodic Report delivered pursuant to
 Section 6.1.

       SECTION 5.4. SEPARATE ACCOUNTS. The Reinsurer will have no legal or equitable interest in any Separate Account or any assets held therein arising solely by virtue of the reinsurance provided pursuant to this Agreement.

                                  ARTICLE VI
                            REPORTS; SETOFF RIGHTS

       SECTION 6.1. PERIODIC REPORTS.

              (a) Within 30 calendar days following the end of each Period, the Ceding Company shall provide the Periodic Report for such Period in the form set forth in EXHIBIT A. The parties agree that such Periodic Report may contain adjustments and modifications to previously delivered Periodic Reports in respect of prior Periods.

              (b) The Ceding Company shall provide the Reinsurer with supporting calculations with respect to the amounts reflected on the Periodic Report as reasonably requested by the Reinsurer. The Reinsurer and its employees, advisors and agents shall have a reasonable right to review and discuss the Periodic Report with employees, accountants and other relevant advisors of the Ceding Company during normal business hours.

       SECTION 6.2. PERIODIC SETTLEMENTS.

              (a) If the "Settlement Amount" set forth on the Periodic Report reflects a net amount due the Reinsurer, then the Ceding Company shall pay to the Reinsurer such amount. If the "Settlement Amount" set forth on the Periodic Report reflects a net amount due the Ceding Company, then the Reinsurer shall pay to the Ceding Company such amount. The "Settlement Amount", in each case, shall be paid within 10 days of delivery of the Periodic Report; PROVIDED, that any such payment that would otherwise be due on a day that is not a Business Day shall be due on the next following Business Day.

              (b) All payments due directly to the Reinsurer or the Ceding Company shall be remitted by wire transfer in immediately available funds.

       SECTION 6.3. OFFSETS. Any debits or credits incurred on or after the Effective Date in favor of or against either the Ceding Company or Reinsurer with respect to this Agreement shall be setoff, and only the net balance shall be paid.

                                  ARTICLE VII
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

       SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE CEDING COMPANY. The Ceding Company represents and warrants to the Reinsurer as of the date hereof and, unless otherwise specified in any representation or warranty below, shall be deemed to have represented and warranted as of the Effective Date, as follows:

              (a) The Ceding Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts and it has the requisite corporate power and authority to perform its obligations under this Agreement.

              (b) This Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the Reinsurer, constitutes a legal, valid and binding obligation of the Ceding Company, enforceable against the Ceding Company in accordance with its terms.

              (c) The execution and delivery of this Agreement do not, and the performance by the Ceding Company of its obligation hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and by-laws or comparable organizational documents of the Ceding Company, any contract, permit, order, judgment or decree to which the Ceding Company is a party, any order of any governmental agency, authority, entity or instrumentality ("GOVERNMENTAL ENTITY") or (iv) any applicable law, except for such violations or defaults which would not reasonably be expected to have a material adverse effect on the business being reinsured hereunder or the Ceding Company's ability to satisfy its obligations hereunder.

       SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF THE REINSURER. The Reinsurer represents and warrants to the Ceding Company as of the date hereof and, unless otherwise specified in any representation or warranty below, shall be deemed to have represented and warranted as of the Effective Date, as follows:

              (a) The Reinsurer is a corporation duly organized, validly existing and in good standing (to the extent legally applicable) under the laws of Bermuda and has requisite corporate power and authority to perform its obligations under this Agreement.

              (b) This Agreement has been duly authorized, executed and delivered by it and, assuming the due authorization, execution and delivery of this Agreement by the Ceding Company, constitutes a legal, valid and binding obligation of the Reinsurer, enforceable against the Reinsurer in accordance with its terms.

              (c) The execution and delivery of this Agreement do not, and the performance by the Reinsurer of its obligation hereunder will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles or certificate of incorporation and bye-laws or comparable organizational documents of the Reinsurer, (ii) any contract, permit, order, judgment or decree to which the Reinsurer is a party,
 (iii) any order of any Governmental Entity or (iv) any applicable law, except for such violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Reinsurer's ability to satisfy its obligations hereunder.

                                 ARTICLE VIII
                   ADMINISTRATION; CHANGES; CREDITING RATES

       SECTION 8.1. ADMINISTRATION AND EXPENSE ALLOWANCES.

              (a) The Ceding Company and the Reinsurer agree that the AFLIAC Contracts and PL Contracts will be administered by the Ceding Company in good faith, and the Ceding Company agrees to perform such administrative services:
 (i) consistent with its current practice and (ii) in material compliance with all applicable law and the requirements of the AFLIAC Contracts, the PL Contracts, the PL Agreement and the FAFLIC Core Agreement. The Ceding Company shall have no liability to the Reinsurer for the administration of the AFLIAC Contracts or the PL Contracts, except for bad faith, gross negligence or an intentional breach of this Section 8.1(a).

              (b) For each Period, the Reinsurer will pay the Ceding Company with respect to each AFLIAC Contract and PL Contract in force during the applicable Period, its Quota Share of the Expense Allowance for the Ceding Company's administration of such AFLIAC Contracts and PL Contracts. For purposes of this Section 8.1(b), the number of AFLIAC Contracts and PL Contracts in force during any Period shall be deemed to be the sum of AFLIAC Contracts and PL Contracts in force on the first day of such Period.

                                   ARTICLE IX
                                     TAXES

       SECTION 9.1. TAX STATUS. The Ceding Company represents and warrants that it is subject to taxation under Subchapter "L" of the Code. The Reinsurer represents and warrants that it is subject to indirect taxation under the provisions of Subpart F of Part III of subchapter N of chapter 1 of the Code ("Subpart F").

       SECTION 9.2. POLICY ACQUISITION EXPENSES. With respect to this Agreement, the Ceding Company and the Reinsurer jointly elect pursuant to Section 1.848-2(g) of the Income Tax Regulations issued December 1992 as follows:

              (a) For each taxable year, the party with net positive consideration, as defined in Treasury Regulation 1.848-2, will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code. Each party filing a Federal income tax return shall attach a schedule to its federal income tax return for the first taxable year for which this is election is in effect stating that an election under Treasury Regulations Section 1.848-2(g)(8) has been made for this Agreement.

              (b) The Reinsurer shall take any positive capitalization amount into account in determining the amount required to be included in income pursuant to Subpart F by its "United States shareholders," within the meaning of Section 951(b) of the Code, as determined by comparing the amount of its gross income allocable to such United States shareholders for any taxable year to all of its gross income for such year. The Ceding Company agrees to adjust its net negative capitalization to be consistent with the proportion determined pursuant to the preceding sentence.

              (c) The Ceding Company will submit a schedule to the Reinsurer by March 1 of each year of its calculation of the net consideration for the preceding calendar year. The Reinsurer shall provide data to the Ceding Company by March 1 of each year which will enable the Ceding Company to calculate the proportion of the Reinsurer's gross income for the preceding calendar year income that was required to included in income by its "United States shareholders" as defined in paragraph (b) above.

              (d) This election is effective for 2013 and will remain in effect for all future taxable years for which this Agreement remains in effect.

       SECTION 9.3. EXCISE TAXES. The Ceding Company shall be responsible for reporting and remitting the tax imposed by Section 4371 of the Code as indicated on the Periodic Report. The tax imposed by Section 4371 of the Code shall be borne by the Reinsurer.

                                   ARTICLE X
                                   INSOLVENCY

       SECTION 10.1. INSOLVENCY OF CEDING COMPANY.

              (a) In the event of the insolvency of the Ceding Company, the reinsurance shall be payable directly to the Ceding Company, or to its liquidator, receiver, conservator or statutory successor on the basis of claims filed and allowed in the liquidation proceeding, without diminution because of the insolvency of the Ceding Company.

              (b) The reinsurance shall be payable by the Reinsurer directly to the Ceding Company or to its domiciliary liquidator except: (1) where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the Ceding Company or (2) where the Reinsurer, with the consent of the direct insured(s), has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Ceding Company to such payees. Any such payment made by the Reinsurer in accordance with the foregoing clauses (2) shall discharge the Reinsurer from its related payment obligation under the subject AFLIAC Contracts or PL Contracts.

              (c) The liquidator, receiver or statutory successor of the Ceding Company shall give written notice to the Reinsurer of the pendency of each claim against the Ceding Company with respect to any AFLIAC Liabilities or PL Liabilities within a reasonable time after each such claim is filed in the insolvency, liquidation or rehabilitation proceeding. During the pendency of any such claims, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding in which such claim is to be adjudicated any defense or defenses that the Reinsurer may reasonably deem available to the Ceding Company or its liquidator, receiver or statutory successor. Subject to court approval, the expenses incurred in connection therewith by the Reinsurer shall be chargeable against the Ceding Company as part of the expense of such insolvency, liquidation or rehabilitation to the extent of a proportionate share of any benefit that accrues to the Ceding Company solely as a result of the defense or defenses undertaken by the Reinsurer.

       SECTION 10.2. INSOLVENCY OF REINSURER. In the event of the insolvency, liquidation or rehabilitation of the Reinsurer, the Ceding Company may provide the Reinsurer, its receiver, rehabilitator, conservator, liquidator or statutory successor with written notice of its intent to terminate all reinsurance in force under this Agreement, regardless of the duration the reinsurance has been in force or the amount retained by the Ceding Company on the AFLIAC Contracts or the PL Contracts. The effective date of a termination due to the insolvency, liquidation or rehabilitation of the Reinsurer is at the election of the Ceding Company.

                                   ARTICLE XI
                                  ARBITRATION

       SECTION 11.1. AGREEMENT TO ARBITRATE. All disputes between the parties arising out of this Agreement shall be referred to and settled by arbitration held in accordance with the guidelines set forth in the ARIAS-U.S. PRACTICAL GUIDE TO REINSURANCE ARBITRATION PROCEDURE (2004) (except for the "STREAMLINED ARBITRATION PROCEDURES"); PROVIDED, that, notwithstanding anything to the contrary in the ARIAS-U.S. PRACTICAL GUIDE TO REINSURANCE ARBITRATION PROCEDURE, the arbitrators to be appointed to the arbitration panel shall be appointed in accordance with Section 11.3. It is specifically the intent of both parties that these arbitration provisions will replace any statutory provision, if any, relating to any arbitration procedures the provisions cover.

       SECTION 11.2. INITIATION OF ARBITRATION. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other.

       SECTION 11.3. APPOINTMENT OF ARBITRATION PANEL. The arbitration panel shall consist of three members appointed in accordance with the ARIAS-U.S. NEUTRAL SELECTION PROCEDURE, as then currently in effect (including the suggested guidelines therein), except that the ARIAS-U.S. Executive Director's Office shall be requested to provide its initial list of thirty ARIAS-U.S. Certified Arbitrators exclusively from a pool of arbitrators that shall have no less than ten years of experience in the insurance or reinsurance industry and be active or retired officers of life insurance or life reinsurance companies.

       SECTION 11.4. LOCATION OF ARBITRATION. The arbitration proceeding shall take place in Boston, Massachusetts; PROVIDED, that the arbitration panel may, for the convenience of the parties and without changing the situs of the arbitration proceeding, take evidence at any place within or without Boston, Massachusetts.

       SECTION 11.5. ARBITRATION AWARD. The arbitrators shall not be obligated to follow judicial formalities or the rules of evidence and shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitration panel shall be final and binding on the parties. Any award of the arbitration panel may be, alternatively or cumulatively, for money damages, an order requiring the performance of the obligations under this Agreement, or any other appropriate order or remedy. The arbitration panel may award interim relief, including pre-award security. The award shall assign all costs of the arbitration to one or more of the parties in such proportion as the arbitrators determine on an equitable basis, except each party shall bear its own attorneys fees, professional fees and expert witness costs. Judgment upon any award rendered in the arbitration may be entered in any court having jurisdiction.

       SECTION 11.6. WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

                                   ARTICLE XII
                       OVERSIGHTS, ERRORS AND OMISSIONS

              Any inadvertent delays, errors or omissions on the part of one party occurring in connection with its obligations under this Agreement or any transaction hereunder shall not relieve the other party from any liability which would have otherwise attached had such delay, error or omission not occurred.

                                  ARTICLE XIII
                                  TERMINATION

       SECTION 13.1. DURATION. This Agreement shall commence on the Effective Date and continue until the date on which this Agreement is terminated under
 Section 13.2, except that under no circumstances shall any termination of this Agreement relieve either party from liability for any breach of this Agreement occurring prior to such termination or from its obligations under Section 3.5.

       SECTION 13.2. TERMINATION. This Agreement may be terminated by the mutual written consent of the Reinsurer and the Ceding Company. The Ceding Company shall not withhold its consent in the event it determines in good faith that there is no further current or potential future liability of the Reinsurer hereunder. This Agreement shall terminate automatically with respect to the PL Contracts if Protective Life Insurance Company recaptures the reinsurance assumed by the Ceding Company under the PL Agreement.

       SECTION 13.3. SETTLEMENT UPON TERMINATION.

              (a) Upon the termination of this Agreement in its entirety, the Ceding Company shall recapture all liabilities previously ceded to the Reinsurer and, subject to payment by the Reinsurer of any amounts due to the Ceding Company pursuant to this Section 13.3, the Reinsurer's liability under this Agreement will terminate (provided that such termination shall not relieve any party of any pre-termination breach of the Agreement). The Ceding Company shall prepare a Periodic Report for the Period ending on the date this Agreement is terminated pursuant to Sections 13.2. On the 5th Business Day following the Periodic Report, (a) the parties shall pay any amounts due and owing on such Periodic Report, (b) the Ceding Company shall pay to the Reinsurer the then remaining PL General Account Modco Amount, (c) the Reinsurer shall transfer to the Ceding Company assets with an aggregate fair market value, as determined by the Ceding Company, equal to 100% of the amount representing the Quota Share of the PL General Account Reserves and AFLIAC General Account Reserves, as determined by the Ceding Company as of the date of termination, (d) the Ceding Company shall pay to the Reinsurer the then remaining Funds Withheld Account (or cash or cash equivalents with an equal market value) and (e) the Reinsurer shall transfer to the Ceding Company assets with an aggregate fair market value, as determined by the Ceding Company, equal to (i) 100% of the amount representing the AFLIAC General Account Reserves, as determined by the Ceding Company as of the date of termination PLUS (ii) a mutually agreed recapture allowance by the parties, which may be a positive or negative number. The amounts paid pursuant to clause
 (a) through (e) shall be setoff, and only the balance shall be allowed or paid by the applicable party.

              (b) Notwithstanding the foregoing, upon termination of this Agreement with respect to the PL Contracts pursuant to the last sentence of
 Section 13.2, the amounts owed pursuant to this Section 13.3 shall equal the amounts owed under the PL Agreement in connection with such recapture, and (A) the Reinsurer shall pay the Ceding Company any amount owed by the Ceding Company to Protective Life Insurance Company under the PL Agreement in connection with the recapture of such agreement, if any, and (B) the Ceding Company shall pay the Reinsurer any amount received by the Ceding Company from Protective Life Insurance Company under the PL Agreement in connection with the recapture of such agreement, if any.

                                  ARTICLE XIV
                                INDEMNIFICATION

       SECTION 14.1. REINSURER'S OBLIGATION TO INDEMNIFY. The Reinsurer hereby indemnifies the Ceding Company and its directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively, the "CEDING COMPANY INDEMNITEES") from and against and agrees to hold each of them harmless from any and all claim, damage, loss, liability, fine and expense (including reasonable attorneys' fees and other expenses of investigation in connection with any action, suit or proceeding) (each, a "LOSS") incurred or suffered by the Ceding Company Indemnitees arising out of or resulting from any breach by the Reinsurer of any representation, warranty or term of this Agreement.

       SECTION 14.2. CEDING COMPANY'S OBLIGATION TO INDEMNIFY. The
 Ceding Company hereby indemnifies the Reinsurer and its directors, officers, employees, Affiliates, successors, permitted assigns, agents and representatives (collectively the "REINSURER INDEMNITEES") from and against and agrees to hold each of them harmless from any and all Losses incurred or suffered by Reinsurer Indemnitees arising out of or resulting from (a) any breach by the Ceding Company of any representation, warranty or term of this Agreement or (b) any litigation, claim, examination, investigation or other proceeding brought by a Person that is neither a party to this

 Agreement nor an Affiliate of such party, which if brought against the Ceding Company would be an Extra Contractual Obligation.

                                   ARTICLE XV
                                 MISCELLANEOUS

       SECTION 15.1. CURRENCY. All transactions hereunder shall be in United States currency. Premiums and Reinsured Liabilities expressed in currencies other than United States currency shall, for the purpose of this Agreement, be converted into United States dollars at the rates of exchange in effect on the date on which they are entered in the books of the Ceding Company.

       SECTION 15.2. NOTICES. All notices, requests, demands, approvals and other communications under this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by facsimile transmission or (iii) sent by certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (a) upon actual delivery, if presented personally, (b) when electronically confirmed, if sent by facsimile transmission and (c) three Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

          If to the Ceding Company:

                   Commonwealth Annuity and Life Insurance Company 132 Turnpike Road
                   Southborough, MA 01772
                   Attn:   Nicholas Von Moltke
                           President and CEO
                   Telephone No.: (508) 460-2423
                   Facsimile No.:  (212) 493-0324

          with a copy to (which shall not constitute notice for purposes of this Section 15.2):

                   Commonwealth Annuity and Life Insurance Company 132 Turnpike Road
                   Southborough, MA 01772
                   Attn:   Scott Silverman, Esq.
                           General Counsel and Secretary
                   Telephone No.: (508) 460-2408
                   Facsimile No.:  (212) 493-9888

          If to Reinsurer:

                   Commonwealth Annuity and Life Reinsurance Company Limited Victoria Place, 5th Floor
                   31 Victoria Street Hamilton HM 10, Bermuda
                   Attention:       Manu Sareen

                   Telephone No.: (441) 296-8107
                   Facsimile No.:  (441) 295-5490

       SECTION 15.3. AMENDMENTS; WAIVER.

              (a) Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by each party to this Agreement. Any change or modification to this Agreement shall be null and void unless made by an amendment hereto signed by each party to this Agreement.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

       SECTION 15.4. SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES.

              (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, and that any purported assignment without the consent of the other party shall be void and of no force or effect.

              (b) No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder

       SECTION 15.5. DUTY OF COOPERATION. Each party hereto shall cooperate fully with the other party hereto in all reasonable respects in order to accomplish the objectives of this Agreement.

       SECTION 15.6. SUBMISSION TO JURISDICTION. In the event of the failure of the Reinsurer to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Ceding Company, shall submit to the jurisdiction of an alternative dispute resolution panel or any court of competent jurisdiction in any state of the United States, will comply with all requirements necessary to give such panel or court jurisdiction, and will abide by the final decision of such panel or court or of any appellate court in the event of an appeal of a decision by such panel or court. The Reinsurer hereby designates the Commissioner of the Massachusetts Division of Insurance or a designated attorney thereof as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company. The foregoing provision shall not in any way conflict with, limit or override the obligations of the parties to submit any disputes hereunder to arbitration in accordance with Article XI hereof.

       SECTION 15.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof; PROVIDED that any provision of this Agreement relating to the assets or liabilities of the Reinsurer shall be governed by and construed in accordance with the laws of Bermuda.

       SECTION 15.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein and therein.

       SECTION 15.9. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

       SECTION 15.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall be deemed to have been executed and delivered when each party hereto shall have received a counterpart hereof signed by the other party hereto and then become effective upon the Effective Date.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                             COMMONWEALTH ANNUITY AND
                             LIFE INSRUANCE COMPANY

                             By:  /s/ Nicholas Von Moltke
                                  ----------------------------------
                                  Name: Nicholas Von Moltke
                                  Title: President & CEO

                             COMMONWEALTH ANNUITY AND LIFE REINSURANCE
                             COMPANY LIMITED


                             By:
                                  ----------------------------------
                                  Name:
                                  Title:













      23834688

[SIGNATURE PAGE - COINSURANCE AND MODCO AGREEMENT - PROTECTIVE AND AFLIAC]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

                             COMMONWEALTH ANNUITY AND LIFE INSRUANCE COMPANY



                             By:
                                 ------------------------------
                                 Name:
                                 Title:


                             COMMONWEALTH ANNUITY AND LIFE REINSRUANCE COMPANY LIMITED


                             By: /s/ Manu Sareen
                                 ------------------------------
                                 Name: Manu Sareen
                                 Title: Chief Executive Officer







    23834688

[SIGNATURE PAGE - COINSURANCE AND MODCO AGREEMENT - PROTECTIVE AND AFLIAC]

                                                                       EXHIBIT A

                              PERIODIC SETTLEMENT



                                                                                        AFLIAC Contracts          PL Contracts
   For each Period, the parties will effect a Periodic Settlement as follows:(1)

  Reinsurance Premiums

  + Interest and other earnings (including realized gains and losses, and changes in unrealized gains and losses with respect to derivatives only) accrued during the Period calculated in accordance with Annex 1A/1B

  - AFLIAC Liabilities or PL Liabilities Incurred

  - Commission Allowances Incurred

  - Expense Allowances Incurred

  - Charged Premium Taxes and Assessments

  + Tax benefits for Separate Account Assets

  + Separate Account Fee Income

  + Separate Account Net Contractholder Transfers to/(from) the AFLIAC General
  Account or PL General Account

  + Other amounts incurred by the Ceding Company with Protective Life Insurance
  Company


 AFLIAC Funds Withheld Assets / PL General Account Modco Amount as of the last
 day of the Period immediately preceding the most recently ended Period (A)                $____(A)                  $____(A)

 AFLIAC Funds Withheld Assets / PL General Account Modco Amount as of the last
 day of the most recently ended Period (B)                                                 $____(B)                  $____(B)

 Settlement Amount Change: (A) - (B)

 Settlement Amount (C)                                                                     $____(C)                  $____(C)


-------------------------
    (1) Amount to be apportioned based on underlying contracts to which such amounts relate.

                        Exh. A-1

                                                                        ANNEX 1A

 NET INVESTMENT INCOME CALCULATION, CEDING COMPANY GENERAL ACCOUNT ASSETS:

 Net Investment Income = AFLIAC General Account Reserves End of Prior Period

 * ((Ceding Company General Account Assets* Investment Income / SAP Carrying Value of Ceding Company General Account Assets End of Prior Period) - NII Reduction**) - Investment Expense Allocated

 * CEDING COMPANY GENERAL ACCOUNT ASSETS INVESTMENT INCOME INCLUDES ALL REALIZED GAINS/LOSSES ON THE ASSETS HELD IN THE GENERAL ACCOUNT OF THE CEDING COMPANY, EXCLUDING ASSETS HELD IN TRUST FOR THE BENEFIT OF THIRD PARTIES.
 **NII REDUCTION EQUALS [0%] PER ANNUM APPLIED BASED ON ACCOUNTING PERIOD.

 REALIZED GAINS AND LOSSES, DERIVATIVES:
 Realized gains/losses arising from derivatives assigned to hedge liabilities are included in the periodic cash settlement. A seriatim listing of assigned derivatives, along with associated realized and unrealized gains / losses, will be provided.

                                   Annex 1B-1

                                                                        ANNEX 1B


 NET INVESTMENT INCOME CALCULATION, CEDING COMPANY GENERAL ACCOUNT COINSURED RESERVES*:

 Net Investment Income = PL General Account Coinsured Reserves End of Prior
 Period
 * ((Ceding Company General Account Assets** Investment Income / SAP Carrying Value of the Ceding Company General Account Assets End of Prior Period) - NII Reduction**) - Investment Expense Allocated

 * PL GENERAL ACCOUNT COINSURED RESERVES INCLUDES ALL ASSETS SUPPORTING THE PL GENERAL ACCOUNT RESERVES REINSURED BY THE CEDING COMPANY ON A COINSURANCE BASIS UNDER THE PL AGREEMENT.

 ** CEDING COMPANY GENERAL ACCOUNT ASSETS INVESTMENT INCOME INCLUDES ALL REALIZED GAINS/LOSSES ON THE ASSETS HELD IN THE GENERAL ACCOUNT OF THE CEDING COMPANY, EXCLUDING ASSETS HELD IN TRUST FOR THE BENEFIT OF THIRD PARTIES.

 ***NII REDUCTION EQUALS [0%] PER ANNUM APPLIED BASED ON ACCOUNTING PERIOD.

 REALIZED GAINS AND LOSSES, DERIVATIVES:
 Realized gains/losses arising from derivatives assigned to hedge liabilities are included in the periodic cash settlement. A seriatim listing of assigned derivatives, along with associated realized and unrealized gains / losses, will be provided.

 Net investment income with respect to assets supporting the PL General Account Reserves reinsured by the Ceding Company on a modified coinsurance basis under the PL Agreement shall equal all Investment Income paid by Protective Life Insurance Company to the Ceding Company under the PL Agreement in connection with such assets.


                                   Annex 1B-1

                                                                   SCHEDULE 1.1A

                                POLICY FORMS CONSTITUTING AFLIAC CONTRACTS
  ------------------------------------------------------------------------------------------------------------------
            CwA LEGACY                       403b              HORIZON                    PROTECTIVE
  ------------------------------------------------------------------------------------------------------------------
    A3001-75                          A3038-07               A3040-09         L-8696
    (75 series elective pay)          (Advantage IV)                          L-8697
                                                                              L-8698
                                                                              (Preferred Plus)
  ------------------------------------------------------------------------------------------------------------------
    A3002-75                          A3039-07                                L-8613
    (75 series elective pay)          (Preferred Plus)                        L-8614
                                                                              L-8589
                                                                              (Preferred)
  ------------------------------------------------------------------------------------------------------------------
    A3003-75                                                                  L-1600 (9/91)
    (75 series elective pay)                                                  L-1600 (10/93)
                                                                              L-1650 (9/91)
                                                                              L-1650 (10/93)
                                                                              (Passport)
  ------------------------------------------------------------------------------------------------------------------
    A3004-75                                                                  L-1000 (6/93)
    (75 series elective pay)                                                  (Advantage III)
  ------------------------------------------------------------------------------------------------------------------
    A3005-75                                                                  L-5848 (1/82)
    (75 Elect Payment Fixed)                                                  L-5856 (4/85)
                                                                              L-5881 (1/82)
                                                                              L-5882 (1/82)
                                                                              (Advantage III (KMSA)
  ------------------------------------------------------------------------------------------------------------------
    A3006-75                                                                  L-5454 (5/80)
    (75 Elect Payment Fixed)                                                  (Advantage I (SACA -
                                                                              Annual))
  ------------------------------------------------------------------------------------------------------------------
    A3007-78                                                                  L-5672 (2/81)
    (75 Elect Payment Fixed)                                                  (Advantage I (SACB -
                                                                              Quarterly))
  ------------------------------------------------------------------------------------------------------------------
    A3008-78                                                                  L-8823
    (78 Single Pay Fixed)                                                     L-8824
                                                                              L-8825
                                                                              (Zurich Archway & ZS4)
  ------------------------------------------------------------------------------------------------------------------
    A3009-78                                                                  S-3253
    (78 Single Pay Fixed)                                                     (Protective RSG Advantage III
                                                                              (formerly Chase Advantage III))
  ------------------------------------------------------------------------------------------------------------------
    A3010-79                                                                  S-3258
    (79 Elect Payment Fixed)                                                  (Protective FI Variable Annuity
                                                                              (formerly Chase Variable Annuity
                                                                              or "the One Variable Annuity")
  ------------------------------------------------------------------------------------------------------------------

                                Schedule 1.1A-1


   23834688v07

  ------------------------------------------------------------------------------------------------------------------
            CwA LEGACY                       403b              HORIZON                    PROTECTIVE
  ------------------------------------------------------------------------------------------------------------------
    A3011-79                                                                  S-3257
    (79 Elect Payment Fixed)                                                  (Protective RSB Preferred Plus
                                                                              formerly Chase Insurance
                                                                              Preferred Plus)
  ------------------------------------------------------------------------------------------------------------------
    A3012-79
    (78/79 series elective pay)
  ------------------------------------------------------------------------------------------------------------------
    A3013-79
    (78/79 series elective pay)
  ------------------------------------------------------------------------------------------------------------------
    A3014-79
    (78/79 series single pay)
  ------------------------------------------------------------------------------------------------------------------
    A3015-79
    (78/79 series single pay)
  ------------------------------------------------------------------------------------------------------------------
    A3016-84
    (Exec Ann Single Pay Fixed)
  ------------------------------------------------------------------------------------------------------------------
    A3017-86
    Exec Ann II - Single Pay Fixed
  ------------------------------------------------------------------------------------------------------------------
    A3018-91
    (Exec Annuity Plus 91 (3))
  ------------------------------------------------------------------------------------------------------------------
    A3019-92
    (Delaware Medallion I)
  ------------------------------------------------------------------------------------------------------------------
    A3020-92
    (Select Resource I)
  ------------------------------------------------------------------------------------------------------------------
    A3021-93
    (Exec Annuity Plus 93)
  ------------------------------------------------------------------------------------------------------------------
    A3022-93
    (Delaware Medallion II)
  ------------------------------------------------------------------------------------------------------------------
    A3023-95
    (Pioneer Vision 1)
  ------------------------------------------------------------------------------------------------------------------
    A3025-96
    (Advantage, Select Resource II,
    Delaware Medallion III, Pioneer
    Vision 2, Scudder Gateway Elite)
  ------------------------------------------------------------------------------------------------------------------
    A3026-96
    (Scudder Gateway Custom)
  ------------------------------------------------------------------------------------------------------------------
    A3027-98
    (Scudder Advisor, Pioneer
    C-Vision, Select Charter)
  ------------------------------------------------------------------------------------------------------------------
    A3028-99
    (Delaware Golden
  ------------------------------------------------------------------------------------------------------------------

                                Schedule 1.1A-2

  ------------------------------------------------------------------------------------------------------------------
            CwA LEGACY                       403b              HORIZON                    PROTECTIVE
  ------------------------------------------------------------------------------------------------------------------
    Medallion, Pioneer
    XtraVision, Scudder
    Gateway Plus, Select
    Reward)
  ------------------------------------------------------------------------------------------------------------------
    A3029-99
    (Immediate Advantage)
  ------------------------------------------------------------------------------------------------------------------
    A3030-99
    (Value Generation and
    Directed Advisory
    Solutions)
  ------------------------------------------------------------------------------------------------------------------
    A3031-99
    (Select Acclaim)
  ------------------------------------------------------------------------------------------------------------------
    A3035-00
    (Scudder Gateway
    Incentive and Scudder SBD
    with EDB)
  ------------------------------------------------------------------------------------------------------------------
    A3036-01
    (Premier Choice)
  ------------------------------------------------------------------------------------------------------------------
    A3037-02
    (Optim-L)
  ------------------------------------------------------------------------------------------------------------------
    A3038-02
    (Gateway Plus II)
  ------------------------------------------------------------------------------------------------------------------
    AVA-FP-67
    (67 series elective pay)
  ------------------------------------------------------------------------------------------------------------------
    AVA-FP-69
    (69 series elective pay)
  ------------------------------------------------------------------------------------------------------------------
    AVA-SP-67
    (67 series single pay)
  ------------------------------------------------------------------------------------------------------------------
    AVA-SP-69
    (69 series single pay)
  ------------------------------------------------------------------------------------------------------------------
    AVA-ST-67
    (67 series stipulated pay)
  ------------------------------------------------------------------------------------------------------------------
    VFR -68
    (67 series group elective
    (GA))
  ------------------------------------------------------------------------------------------------------------------
    VFS -68
    67 series group elective
    (GB), Flexible Fixed (84-
    92)
  ------------------------------------------------------------------------------------------------------------------
    Colonial AVA (single pay)
  ------------------------------------------------------------------------------------------------------------------



                                Schedule 1.1A-3

                                                                   SCHEDULE 1.1B

 ECONOMIC RESERVES FOR AFLIAC GENERAL ACCOUNT RESERVES

 Economic Reserves for the Reinsurer's Quota Share of the AFLIAC General Account Reserves / AFLIAC Contracts will be determined monthly.

 The Economic Reserves will include two components:

          The Economic Fixed Account Reserves

          The Economic GMDB Reserves

 For clarity, the Economic Fixed Account Reserves relate to the liabilities arising from the fixed account of the AFLIAC Contracts. The Economic GMDB Reserves relate to the liabilities arising from the guaranteed death benefits and guaranteed living benefits associated with the AFLIAC contracts.

 The Economic Fixed Account Reserves will be determined in a manner consistent with a Gross Premium Valuation (GPV) approach:

                           Present value of future contract benefits,

                   PLUS

                           Present value of future associated expenses,

                   LESS

                           Present value of future revenues

 The expense and contractholder behavior assumptions used in the determination of the Economic Fixed Account Reserve will be based on best estimates including, where appropriate, provisions for potential adverse experience. These assumptions will be updated annually, taking into account the experience of the block of policies as well as the Ceding Company's overall experience.

 The economic assumptions used in the determination of the Economic Fixed Account Reserves will be based on a "real world" view of current and future interest rates. The Economic Fixed Account Reserves will be the maximum gross premium reserve (as defined above) across a discrete number of defined interest rate scenarios. The initial set of interest rate scenarios will include the seven interest rate scenarios required in New York's Regulation 126.

                                Schedule 1.1B-1

 The Economic GMDB Reserves will be determined by a projection of the appropriate assets and liabilities, where both interest rates and market returns are varied stochastically across scenarios.

       Within each scenario, projected deficiencies will be accumulated as the sum of:

                   The prior period's deficiency (initial deficiency = 0) Plus interest
                   Plus current period benefits
                   Plus current period expenses
                   Less current period revenues

       Results for any given scenario will be the greatest present value of accumulated deficiencies across all years. The result for any given scenario will be floored at zero.

       Where appropriate, the impact of any corresponding hedges that support the liabilities will be included in the above calculations.

       These calculations will be done in the aggregate for all variable annuity liabilities that are ceded to the Reinsurer under this treaty.

       The Economic GMDB Reserves will be set at the 70th percentile of the Conditional Tail Expectation (CTE 70) across all scenario results.

 The expense and contractholder behavior assumptions used in the determination of the Economic GMDB Reserves will be based on best estimates including, where appropriate, provisions for potential adverse experience. These assumptions will be updated annually, taking into account the experience of the block of policies as well as the Ceding Company's overall experience.

 The economic assumptions used in the determination of the Economic GMDB Reserves will be based on a "real world" view of current and future interest rates and market returns.

 On any given valuation date, the Ceding Company has discretion to deem the Economic Reserve (or any of its components) to be equal to 100% of the AFLIAC General Account Reserves, as defined Section 1.1(d). In this situation the Ceding Company will not be required to perform the above calculations.

 On an annual basis the Chief Actuary of the Ceding Company will compose an Actuarial Memorandum supporting the above calculations.

                                Schedule 1.1B-2

                                                                   SCHEDULE 1.1C



                                       DESCRIPTION OF SEPARATE ACCOUNTS
  -----------------------------------------------------------------------------------------------------------------
          CwA LEGACY                      403b                 HORIZON                     PROTECTIVE
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-K          Commonwealth           Commonwealth           Protective Acquired
                                   Annuity Separate       Annuity Separate       Variable Annuity Separate
                                   Account A              Account A              Account (formerly Chase
                                                                                 Variable Annuity Separate
                                                                                 Account)
  -----------------------------------------------------------------------------------------------------------------
    Commonwealth Select                                                          ZILICO Variable Annuity
    Separate Account                                                             Separate Account
    (formerly Allmerica
    Select Separate
    Account)
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-P                                                        ZILICO Variable Annuity
                                                                                 Account C
  -----------------------------------------------------------------------------------------------------------------
    Separate Account KG                                                          ZILICO Variable Annuity
                                                                                 Separate Account -2
  -----------------------------------------------------------------------------------------------------------------
    Separate Account KGC
  -----------------------------------------------------------------------------------------------------------------
    Fulcrum Separate
    Account
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-A
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-B
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-C
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-G
  -----------------------------------------------------------------------------------------------------------------
    Separate Account VA-H
  -----------------------------------------------------------------------------------------------------------------
    Separate Accounts D, E,
    and F
  -----------------------------------------------------------------------------------------------------------------


                                Schedule 1.1C-1